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                                                                     Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036




                                                              June 14, 2001


LendingTree, Inc.
11115 Rushmore Drive
Charlotte, North Carolina 28277



         Re:  LendingTree, Inc.
              Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to LendingTree, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (File No. 333-60688), filed with the Securities and Exchange Commission (the "Commission") on May 11, 2001 under the Securities Act of 1933, as amended (the "Securities Act") and Amendment No. 1 to the Registration State ment, filed with the Commission on June14, 2001 (as so amended, the "Registration Statement"). The Registration Statement relates to the sale from time to time by the Selling Stockholders (as defined in the Registration Statement), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of 24,099,365 shares of common stock, par value $.01 per share (the "Common Stock") of the Company, consisting of (i) 12,822,353 shares of Common Stock held of record by certain of the Selling Stock holders (the "Outstanding Shares"), (ii) 10,314,532 shares of Common Stock (the



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LendingTree, Inc.
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"8% Shares") issuable upon conversion of the Company's Series A 8% Convertible
Preferred Stock, par value $.01 per share, issued and sold by the Company (x) pursuant to the Stock Purchase Agreement, dated as of March 7, 2001, by and among the Company and the investors named therein (the "8% Stock Purchase Agreement") and (y) upon conversion of the Equity Rights Certificate, dated September 29, 2000, issued and sold by the Company to Specialty Finance Partners (the "Equity Rights Certificate"), pursuant to the Securities Purchase Agreement, dated as of September 29, 2000, among the Company and the purchasers named therein (the "Equity Rights Purchase Agreement"); (iii) 40,000 shares of Common Stock (the "ULLICO Com mitment Fee Warrant Shares") issuable upon the exercise of commitment fee warrants (the "ULLICO Commitment Fee Warrants") which have been issued pursuant to Section 4.1(b) of the Credit Agreement between the Company and The Union Labor Life Insurance Company, dated March 7, 2001 (the "ULLICO Credit Agreement") as a commitment fee; (iv) 498,733 shares of Common Stock (the "ULLICO Interest Fee Warrant Shares") issuable upon the exercise of interest fee warrants ("ULLICO Interest Fee Warrants") which may be issued pursuant to Section 2.4(b) of the ULLICO Credit Agreement as payment of additional interest for borrowings thereunder; (v) 40,000 shares of Common Stock (the "ULLICO Termination Fee Warrant Shares") issuable upon the exercise of termination fee warrants which may be issued pursuant to Section 2.3(a) of the ULLICO Credit Agreement in the event of early termination of the ULLICO Credit Agreement by the Company; (vi) 12,500 shares of Common Stock (the "Freddie Mac Commitment Fee Shares") issuable upon the exercise of commitment fee warrants (the "Freddie Mac Commitment Fee Warrants") which have been issued pursuant to
Section 2.05 of the Credit Agreement between the Company and Federal Home Loan Mortgage Corpo ration, dated March 7, 2001(the "Freddie Mac Credit Agreement") as a commitment fee; (vii) 123,747 shares of Common Stock (the "Freddie Mac Interest Fee Warrant Shares") issuable upon the exercise of interest fee warrants (the "Freddie Mac Interest Fee Warrants") which may be issued pursuant to Section 2.04(a)(ii) of the Freddie Mac Credit Agreement as payment of additional interest for borrowings thereunder; (viii) 28,125 shares of Common Stock (the "First Installment Merrill Lynch Shares") issuable upon the exercise of warrants (the "First Installment Merrill Lynch Warrants") which have been issued pursuant to Section 5 of the Engagement Letter Agreement between the Company and Merrill, Lynch, Pierce, Fenner & Smith


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LendingTree, Inc.
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Inc., dated March 15, 2001 (the "Merrill Lynch Letter Agreement") as payment of the first quarterly installment of advisory fees payable thereunder; (ix) 84,375 shares of Common Stock (the "Remaining Merrill Lynch Shares") issuable upon the exercise of warrants (the "Remaining Merrill Lynch Warrants") which will be issued pursuant to Section 5 of the Merrill Lynch Letter Agreement as payment of the three remaining quarterly installments of advisory fees payable thereunder and (x) 135,000 shares of Common Stock (the "Equity Rights Shares") issuable upon the exercise of Warrants (the "Equity Rights Warrants") issued in connection with the Equity Rights Purchase Agreement. As used herein, the term "Shares" shall mean collectively, the Outstanding Shares, the 8% Shares, the ULLICO Commitment Fee Shares, the ULLICO Interest Fee Shares, the ULLICO Termination Fee Shares, the Freddie Mac Commitment Fee Shares, the Freddie Mac Interest Fee Shares, the First Installment Merrill Lynch Shares, the Remaining Merrill Lynch Shares and the Equity Rights Shares. The term "Agreements" shall mean collectively, the 8% Stock Purchase Agreement, the Equity Rights Purchase Agreement, the ULLICO Credit Agreement, the Freddie Mac Credit Agreement and the Merrill Lynch Letter Agreement. The term "Warrants" shall mean collectively, the ULLICO Commitment Fee Warrants, the Freddie Mac Commitment Fee Warrants, the First Installment Merrill Lynch Warrants and the Equity Rights Warrants. The term "Form of Warrants" shall mean collectively the ULLICO Interest Fee Warrants, the ULLICO Termination Fee Warrants, the Freddie Mac Interest Fee Warrants and the Remaining Merrill Lynch Warrants.

         This opinion is being furnished in accordance with the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Designations, Preferences and Rights of Series A 8% Convertible Preferred Stock of the Company (the "Certificate of Designations"); (iii) each of the Agreements; (iv) the Equity Rights Certificate; (v) a form of each of the Form of Warrants; (vi) each of the Warrants; (vii) a specimen certificate evidenc ing the Common Stock; (viii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (ix) the Amended and Restated By-laws of


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LendingTree, Inc.
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the Company, as presently in effect; and (x) certain resolutions of the Board of
Directors of the Company relating to the Agreements, including the Form of War rants, the Equity Rights Certificate, the Warrants, the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents exe cuted or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth below, we have assumed that the Company has received or will receive the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares, including any consideration payable upon the exercise of any warrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We have also assumed that the Company shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of Shares (other than the Outstanding Shares for which no such assumption is made); and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from any


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LendingTree, Inc.
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relevant provisions of the Certificate of Incorporation and Bylaws of the
Company and the Delaware General Corporation Law in effect as of the date of this opinion.

         We have also assumed with respect to the opinions in paragraphs 4, 5, 7, and 9 hereof that the respective warrants underlying such Shares will, at the time such warrants are issued, be duly authorized and validly issued, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Outstanding Shares have been duly authorized and when certificates representing the Outstanding Shares in the form of the specimen certifi cate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Outstanding Shares will be validly issued fully paid and nonassessable.

         2. The 8% Shares have been duly authorized and, when and if the 8% Shares are issued in accordance with the terms of the Certificate of Designations, and certificates representing the 8% Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the 8% Shares will be validly issued, fully paid and nonassessable.

         3. The ULLICO Commitment Fee Shares have been duly authorized and, when and if the ULLICO Commitment Fee Shares are issued upon exercise of the ULLICO Commitment Fee Warrants in accordance with their terms, and certificates representing the ULLICO Commitment Fee Shares in the form of the


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LendingTree, Inc.
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specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the ULLICO Commitment Fee Shares will be validly issued, fully paid and nonassessable.

         4. The ULLICO Interest Fee Shares have been duly authorized and, when and if the ULLICO Interest Fee Shares are issued upon exercise of the ULLICO Interest Fee Warrants in the form examined by us, in accordance with their terms and as contemplated by the ULLICO Credit Agreement, and certificates repre senting the ULLICO Interest Fee Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the ULLICO Interest Fee Shares will be validly issued, fully paid and nonassessable.

         5. The ULLICO Termination Fee Shares have been duly autho rized and, when and if the ULLICO Termination Fee Shares are issued upon exercise of the ULLICO Termination Fee Warrants in the form examined by us, in accordance with their terms and as contemplated by the ULLICO Credit Agreement, and certificates representing the ULLICO Termination Fee Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the ULLICO Termination Fee Shares will be validly issued, fully paid and nonassessable.

         6. The Freddie Mac Commitment Fee Shares have been duly authorized and, when and if the Freddie Mac Commitment Fee Shares are issued upon exercise of the Freddie Mac Commitment Fee Warrants in accordance with their terms, and certificates representing the Freddie Mac Commitment Fee Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Freddie Mac Shares will be validly issued, fully paid and nonassessable.


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LendingTree, Inc.
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         7. The Freddie Mac Interest Fee Shares have been duly autho rized and, when and if the Freddie Mac Interest Fee Shares are issued upon exercise of the Freddie Mac Interest Fee Warrants in the form examined by us, in accordance with their terms and as contemplated by the Freddie Mac Credit Agreement, and certificates representing the Freddie Mac Interest Fee Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Freddie Mac Interest Fee Shares will be validly issued, fully paid and nonassessable.

         8. The First Installment Merrill Lynch Shares have been duly authorized and, when and if the Merrill Lynch Shares are issued upon exercise of the First Installment Merrill Lynch Warrants in accordance with their terms in the form examined by us, in accordance with their terms and as contemplated by, and certifi cates representing the First Installment Merrill Lynch Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the First Installment Merrill Lynch Shares will be validly issued, fully paid and nonassessable.

         9. The Remaining Merrill Lynch Shares have been duly autho rized and, when and if the Remaining Merrill Lynch Shares are issued upon exercise of the Remaining Merrill Lynch Warrants in the form examined by us, in accordance with their terms and as contemplated by the Merrill Lynch Letter Agreement, and certificates representing the Remaining Merrill Lynch Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Remaining Merrill Lynch Shares will be validly issued, fully paid and nonassessable.

         10. The Equity Rights Shares have been duly authorized and, when and if the Equity Rights Shares are issued upon exercise of the Equity Rights Warrants and in accordance with their terms, and certificates representing the Equity Rights Shares in the form of the specimen certificate examined by us have been


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LendingTree, Inc.
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manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Equity Rights Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,





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